Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-259681 and 333-259419) and Form S-8 (Nos. 333-235459, 333-249935, 333-259178, 333-267008, 333-274255 and 333-259420) of BILL Holdings, Inc. of our report dated August 23, 2024 relating to the financial statements, financial statement schedules, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
San Jose, California
August 23, 2024